ARTICLES OF MERGER
                          (Pursuant to NRS 92A.200)

              (Pursuant to Nevada Revised Statutes Chapter 92A)
                           (excluding 92A.200(4b))
                             submit in duplicate

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

     The Liquid Group, Inc.
     Name of merging entity

     Nevada                        Corporation
     Jurisdiction                  Entity type

     And

     Mezzanine Investment Corporation
     Name of surviving entity

     Nevada                        Corporation
     Jurisdiction                  Entity type

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger (NRS 92A.190):

     N/A

3)   (Choose One)
     [ ] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity)(If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

     (a)  Owner's approval was not required from

          The Liquid Group, Inc.
          Name of merging entity, if applicable

          and, or;

          Mezzanine Investment Corporation
          Name of surviving entity, if applicable

     (b)  The plan was approved by the required consent of the owners of:

          N/A

     (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160)

          N/A

5) Amendment, if any, to the articles or certificate of the surviving entity. Provide articles numbers, if available (NRS 92A.200):

     FIRST: The name of the corporation (hereinafter called the corporation) is The Liquid Group, Inc.

6)   Location of Plan of Merger (check a or b):

     [ ]  (a)  The entire plan of merger is attached;

     or,

     [X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other plan of business of the surviving entity (NRS 92A.200).

7)   Effective date (optional):    N/A

8)   Signatures

     The Liquid Group, Inc.
     Name of merging entity

     /s/ Jason Daggett        President           3-1-06
     Signature                Title               Date

     Mezzanine Investment Corporation
     Name of surviving entity

     /s/ Jason Daggett        President           3-1-06
     Signature                Title               Date